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THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. NEITHER THIS NOTE NOR THE SECURITIES ISSUED UPON CONVERSION HEREOF MAY BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF EXCEPT UPON COMPLIANCE WITH SAID ACT AND AS PERMITTED BY THE SUBSCRIPTION AGREEMENT SIGNED BY THE HOLDER, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.




                                 CANDIE'S, INC.

                              8% CONVERTIBLE NOTE

                                                               November 21, 1994

         FOR VALUE RECEIVED, the undersigned, Candie's, Inc., a Delaware corporation (the "Company"), hereby promises to pay to New Retail Concepts, Inc. (the "Holder") or order, the principal amount of One-Hundred Thousand Dollars ($100,000.00) such amount to be due and payable on February 28, 1995 (the "Maturity Date"). Interest on the unpaid principal balance from the date hereof shall be payable on the Maturity Date at the rate of 8% per annum.

         Payments of principal and interest shall be made in lawful money of the United States of America, at the principal office of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing.

         This Note is issued subject to the following additional terms and conditions:

                  1. Conversion.

                            (a) The Company does not currently have a sufficient
number of shares of its common stock, $.001 par value (the "Common Stock") authorized under its Certificate of Incorporation to provide for the issuance of any additional shares of its Common Stock upon the conversion of this Note.





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However, the Company has called a Special Meeting of Stockholders to seek the approval of the stockholders of the Company of an amendment to the Company's Certificate of Incorporation providing for an increase in the number of shares of Common Stock authorized for issuance from 10,000,000 to 30,000,000 (the "Amendment").

                            (b) This Note shall convert automatically, without
any action taken by the Holder, on the Effective Date of the Amendment, into such number of shares of Common Stock of the Company as equals the outstanding principal and unpaid interest under this Note on the Effective Date divided by $1.15. No fractional shares shall be issued upon conversion of this Note. In lieu of fractional shares the Company will pay the Holder cash in an amount equal to the fair market value of the fractional share on the date of conversion as determined by the Board of Directors of the Company. The shares of Common Stock issuable upon conversion of this Note shall have the same registration rights as was granted to the holders of the Company's 8% Series A Convertible Preferred Stock with respect to the Common Stock issuable upon conversion of such preferred stock.

                            (c) Upon the Effective Date of the Amendment, the
Holder hereof shall surrender this Note to the Company.

                            (d) As promptly as practical after the surrender as
herein provided, the Company shall deliver or cause to be delivered at its office or agency maintained for that purpose, to the Holder of the Note, certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which this Note is to be converted.

                            (e) From and after the Effective Date, the Company
shall not be equired to pay any interest on this Note. If the Holder fails to surrender this Note on the Effective Date, the Company shall nevertheless have no obligation whatsoever with respect to this Note other than to issue or cause the issuance of shares of Common Stock in accordance with this Section 1.

                            (f) The Holder understands and agrees that the the
shares of Common Stock issuable upon conversion of this Note (sometimes hereinafter referred to as the "Conversion Shares") have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, based upon applicable exemptions from such registration requirements; (B) the Conversion Shares may be "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Conversion Shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) a legend to the foregoing effect may be placed on the certificate or certificates representing the Conversion Shares; (E) stop transfer instructions with respect to the Conversion Shares will be placed with the transfer agent, if any, for the Conversion Shares and (F) except as set forth in the Note the Company has not granted the Holder any registration rights with respect to the Conversion Shares. If requested








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by the Company upon conversion of this Note, the registered holder of this Note may be required to execute and deliver to the Company an additional instrument, in form satisfactory to the Company, representing that the Conversion Shares are being acquired for investment and not with a view to distribution within the meaning of the Act.

                  2. Reserved Shares.

                            (a) The Holder recognizes that the approval for the
Amendment has not yet been obtained, and if it is not obtained, the Note will not be convertible into Common Stock of the Company. The Company covenants and agrees that the shares of its Common Stock delivered upon conversion of this Note shall, at the time of delivery of the certificates for such shares of Common Stock, be validly issued and outstanding and fully paid and nonassessable shares of Common Stock. The Company further covenants and agrees that it will pay when due and payable any and all Federal and state original issue taxes which may be payable in respect of the issue of this Note or any shares of Common Stock upon the conversion of this Note. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of this Note or the issuance or delivery of certificates for Common Stock upon the conversion of this Note, all such tax being payable by the Holder of this Note at the time of surrender.

                            (b) Each person in whose name any securities are
issuable upon the conversion of this Note shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Note was duly surrendered and notice of conversion was given; provided, however, that if the date of such surrender and notice is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares of Common Stock, and such certificates shall be dated, the next prior business day on which the stock transfer books of the Company are open.

                  3. Default.

                            "Event of Default" whenever used herein means any
one of the following events:

                            (a) Default in payment under this Note of: (i) any
installment of interest when it becomes due and the continuance of such default for a period of ten (10) days after receipt of written notice to the Company of such default, or (ii) the principal when it becomes due.

                            (b) The entry of a decree or an order by any court
having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a





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receiver, liquidator, assignee, trustee (or similar official) of the Company or any substantial part of its property, and the continuance of such decree or order in effect for a period of ten (10) consecutive days; or

                            (c) The institution by the Company of proceedings to
be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer to consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of any receiver, liquidator, assignee, trustee (or similar official) for the Company or any substantial part of its property, or the making by it of any assignment for the benefit of creditors.

                  In case of the occurrence of an Event of Default the entire unpaid principal amount of any Note together with any interest then unpaid may immediately be declared due and payable at the option of the Holder thereof without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. In such case, any such Holder may proceed to protect and enforce its rights by a suit in equity, action at law, or other appropriate proceedings.

                  In the event that an Event of Default, as defined above, necessitates legal action, the Company agrees to pay all costs and expenses thereof, including reasonable attorneys' fees and costs of suit.

                  4. Limitations.

                            No Holder of this Note shall be entitled to vote or
receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the conversion hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Note, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive dividends or subscriptions rights or otherwise until the Note shall have been converted and the Common Stock issuable upon the conversion hereof shall have become deliverable as provided herein.

                  5. General.

                            5.1 Successors and Assigns. This Note, and the
obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns.

                            5.2 Changes. Changes in or additions to this Note
may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a






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particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder.

                            5.3 Notices. All notices, requests, consents and
demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder at their respective addresses:

                           If to the Holder:

                                    as set forth in the records of the Company.

                           If to the Company:

                                    2975 Westchester Avenue
                                    Purchase, New York 10577
                                    Attention:  Neil Cole

                            5.4 Saturdays, Sundays, Holidays. If any date that
may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York, New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

                            5.5 Governing Law. This Note shall be construed and
enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.








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                  IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.










                                         CANDIE'S, INC.



                                          By: /s/ Neil Cole
                                              --------------------------------
                                              Name:
                                              Title: